UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 23, 2010
RIGHTNOW TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT	59718

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (406) 522-4200
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On June 23, 2010, RightNow Technologies, Inc. (the “Company”) updated on its website certain supplemental financial data, which is furnished herewith as Exhibit 99.2. The Company update provided information about its currency components as a percentage of total revenues and total expenses on a trailing twelve month basis as of March 31, 2010. Additionally, the exhibit includes the impact of a 1% foreign currency exchange rate variance from foreign currency exchange rates as of April 28, 2010 on $100 million of revenue and expenses.
     The information contained under Item 2.02 in this report and in Exhibit 99.2 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not Applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.2	Supplemental financial data of RightNow Technologies, Inc. as of April 28, 2010 (furnished herewith but not filed pursuant to Item 2.02).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC.
(Registrant)

Dated: June 23, 2010	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.2	Supplemental financial data of RightNow Technologies, Inc. as of April 28, 2010 (furnished herewith but not filed pursuant to Item 2.02).